Exhibit 10.16

LEASE TERMINATION AND SURRENDER AGREEMENT

     This Lease Termination and Surrender Agreement (“Agreement”) between FAIRFAX BOCA ’92, L.P. (“Landlord”) and TRADESTATION TECHNOLOGIES, INC., f/k/a OMEGA RESEARCH, INC. (“Tenant”) is made as of December 11, 2002.

WITNESSETH: That;

     WHEREAS, Landlord and Tenant entered into that certain lease agreement (the “Lease”) dated November 16, 1999, whereby Tenant leases from Landlord approximately 5,996 rentable square feet (“Premises”) located on the first (1st) floor of Pod D in Building 235, 901 Yamato Road, Boca Raton, Florida 33431.

     WHEREAS, Landlord and Tenant desire to terminate the Lease on the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

Termination & Surrender:

     The Lease is terminated as of December 31, 2002 and Tenant has vacated and surrendered the Premises effective immediately. Any personal property remaining in the Premises has become the property of the Landlord. Tenant is hereby fully and unconditionally released from all obligations, liabilities, costs and expenses that in any manner relate to the Lease, its tenancy under the Lease, the Premises, or its use or occupation of the Premises.

     Tenant agrees to pay to Landlord (along with this Agreement) the sum of Sixty Five Thousand Dollars ($65,000.00) as further consideration of Landlord agreeing to allow early termination of the Lease.

     IN WITNESS WHEREOF, this Lease Termination and Surrender Agreement has been executed by the duly authorized representatives of the parties hereto and is effective as of the execution date referenced in Paragraph 1 above.

WITNESS:	LANDLORD:

/s/ [not legible]	FAIRFAX BOCA ’92, L.P.

/s/ Renee Whittington	By: Fairfax Properties, Inc. By: T. Gordy Germany — Its President

/s/ T. Gordy Germany

Date: 12/16/02

WITNESS:	TENANT:

/s/ Darla D. Tuttle	TRADESTATION TECHNOLOGIES, INC.

/s/ Loren Costantino	By: /s/ David H. Fleischman

Print Name: David H. Fleischman

Title: CFO

Date: 12/11/02

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